AMENDED AND RESTATED
                        INVESTMENT SUB-ADVISORY AGREEMENT

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      This  AGREEMENT  is  effective  as of the 31st day of  January  2001,  and
Amended and Restated effective as of the 1st day of December, 2012, by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and STANDARD & POOR'S INVESTMENT ADVISORY SERVICES, LLC, a Delaware limited liability company and registered investment adviser ("Sub-Adviser").

      WHEREAS, Adviser is the investment manager for the JNL Series Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

      WHEREAS, the Trust is authorized to issue separate series, each series having its own investment objective or objectives, policies and limitations; and

      WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the series of the Trust listed on Schedule A hereto ("Fund").

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Fund for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      In the event the Adviser designates one or more series other than the Fund with respect to which the Adviser wishes to retain the Sub-Adviser to render investment advisory services hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Adviser in writing, whereupon such series shall become a Fund hereunder, and be subject to this Agreement.

2. DELIVERY OF DOCUMENTS. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following:

      a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on June 1, 1994, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

      b)    the Trust's By-Laws and amendments thereto;

      c) resolutions of the Trust's Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

      d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

      e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Fund; and

      f) the Trust's most recent prospectus and Statement of Additional Information (collectively called the "Prospectus").

      Adviser will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing.

3.    MANAGEMENT.

      Subject always to the supervision of Trust's Board of Trustees and the Adviser, Sub-Adviser will furnish an investment program in respect of, and provide directions to the Adviser with respect to all investment decisions for, all assets of the Fund. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund (as set forth below), and will monitor the Fund's investments, and will comply with the provisions of Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Fund. Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. Sub-Adviser will report to the Board of Trustees and to Adviser with respect to the implementation of such program. The Sub-Adviser and the Adviser are responsible for compliance with the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended, applicable to the Funds as appropriate and to the extent applicable; provided, however, that the Sub-Adviser shall not be responsible where the non-compliance of the Funds with Section 817(h) of the Internal Revenue Code of 1986, as amended, is directly caused by the failure of a registered investment company in which the Funds invests to comply with such Section."

      The Sub-Adviser further agrees that it:

      a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

      b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

      c) will be the responsibility of the Adviser to execute all portfolio transactions for the Fund and that the Adviser will direct all incoming cash, maintain the allocations as directed by the Sub-Adviser and provide all required financial reporting;

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                                   PAGE 2 OF 7

      d) will report regularly to Adviser and to the Board of Trustees and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Trustees on a regular basis at reasonable times the management of the Fund, including, without limitation, review of the general investment strategies of the Fund, the performance of the Fund in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Adviser;

      e) will prepare and maintain such books and records with respect to the Fund's securities transactions and will furnish Adviser and Trust's Board of Trustees such periodic and special reports as the Board or Adviser may reasonably request;

      f) will act upon instructions from Adviser not inconsistent with the fiduciary duties hereunder; and

      g) will treat confidentially and as proprietary information of Trust all such records and other information relative to Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Trust.

      The Adviser and the Sub-Adviser each further agree that:

      a) to the extent that the Commodity Exchange Act, as amended ("CEA"), and the then-current Commodity Futures Trading Commission ("CFTC") regulations require (i) registration by either party as a Commodity Pool Operator or Commodity Trading Advisor, (ii) specific disclosure, or as applicable to it (iii) filing of reports and other documents, each shall comply with such requirements;

      b) Sub-Adviser shall comply with all requirements of the applicable CEA and then-current CFTC regulations that apply to Sub-Adviser with regard to the Fund, and with regard to all Funds for which it serves as Sub-Adviser; and

      c) Sub-Adviser shall cooperate by assisting the Adviser in fulfilling any disclosure or reporting requirements applicable to the Fund under the CEA and/or then-current CFTC regulations.

4. EXPENSES. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commission, if any) purchased for the Fund (to the extent the foregoing is applicable).

5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of

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                                   PAGE 3 OF 7
      such records upon the Trust's request. Subject to the preceding sentence, Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

6. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee in accordance with Schedule B hereto, accrued daily and payable monthly on the average daily net assets in the Fund or Funds. From time to time, the Sub-Adviser may, but shall not be obligated to, agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement. Any and all payments to the Sub-Adviser hereunder shall be accompanied by a statement setting forth the basis for its calculation.

7. SERVICES TO OTHERS. Adviser understands, and has advised the Trust's Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies. Adviser has no objection to Sub-Adviser acting in such capacities, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments selected for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Adviser recognizes, and has advised Trust's Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the participating Fund may obtain in a particular security. In addition, Adviser understands, and has advised Trust's Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

8. STANDARD OF CARE AND LIMITATION OF LIABILITY. The Sub-Adviser shall exercise its best judgment and shall act in good faith in rendering the services pursuant to this Agreement.

      Sub-Adviser, its officers, directors, employees, agents or affiliates will not be subject to any liability to the Adviser or the Fund or their directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of Sub-Adviser's duties under this Agreement, except for a loss resulting from Sub-Adviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

9. INDEMNIFICATION. Adviser and Sub-Adviser each agree to indemnify and hold harmless the other and its officers, directors, employees, agents and affiliates against any claim against, loss or liability to such other party (including reasonable attorneys' fees) arising out of any action on the part of the indemnifying party which constitutes willful misfeasance, bad faith or gross negligence.

      In addition, Adviser agrees to indemnify and hold harmless the Sub-Adviser and its officers, directors, employees, agents and affiliates against any and all judgments,

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                                   PAGE 4 OF 7
      damages, costs or losses of any kind (including reasonable attorneys' fees) incurred as a result of any action or proceeding that arises out of or relates to this Agreement or the Fund and which does not result in a finding that the Sub-Adviser was negligent or at fault.

      As a condition to a party's right to indemnification hereunder, the indemnified party shall be required to (a) notify the indemnifying party promptly of any claim, action or proceeding to which it is entitled to be indemnified hereunder, (b) grant the indemnifying party sole control of the defense and/or settlement thereof and (c) cooperate with the indemnifying party in the defense thereof.

10. DURATION AND TERMINATION. This Agreement will become effective as to a Fund upon execution or, if later, the date that initial capital for such Fund is first provided to it and, unless sooner terminated as provided herein, will continue in effect until March 31, 2002. Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, provided that such continuation is specifically approved at least annually by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund, and in either event approved also by a majority of the Trustees of the Trust who are not interested persons of the Trust, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or Adviser, or on ninety days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment by either party. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meanings of such terms in the 1940 Act.)

11.   ACKNOWLEDGEMENTS OF ADVISER

      a) If the Sub-Adviser is registered as a Commodity Trading Advisor under the CEA, the Adviser consents to the Sub-Adviser's compliance with the alternative disclosure and recordkeeping standards available to exempt accounts under CFTC Rule 4.7 with respect to a Fund's trading in commodity interests, provided that the Sub-Adviser has duly filed a notice of claim for such relief pursuant to Rule 4.7(d). The Adviser will take reasonable steps to cooperate with the Sub-Adviser in connection with establishing and maintaining such exemption under Rule 4.7, including, upon request, confirming whether a Fund is a "qualified eligible person" as defined in Rule 4.7.

      b) If the Adviser is excluded from the definition of a commodity pool operator under CFTC Rule 4.5 with respect to a Fund, the Adviser will furnish the Sub-Adviser with a copy of the notice of eligibility filed pursuant to Rule 4.5 (c) with respect to such exclusion, or, if more recent, the most recent annual notice affirming the basis of such eligibility that has been filed pursuant to Rule 4.5(c)(5).

12.   AMENDMENT  OF  THIS  AGREEMENT.  No  provision  of this  Agreement  may be changed, waived, discharged or terminated orally; but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

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                                   PAGE 5 OF 7

13. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

14. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

      The name "JNL Series Trust" and "Trustees of JNL Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "JNL Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and persons dealing with the Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against Trust.

15.   REPRESENTATIONS AND WARRANTIES OF THE SUB-ADVISER.

      The Sub-Adviser hereby represents that this Agreement does not violate any existing agreements between the Sub-Adviser and any other party.

      The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Investment Advisers Act of 1940, as amended and has provided to the Adviser a copy of its most recent Form ADV as filed with the Securities and Exchange Commission.

      The Sub-Adviser further represents that is has reviewed the post-effective amendment to the Registration Statement for the Trust filed with the Securities and Exchange Commission that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating, directly or indirectly, to the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

16. APPLICABLE LAW. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Michigan.

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                                   PAGE 6 OF 7

      IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 12th day of December 2012, effective December 1, 2012.

                                          JACKSON NATIONAL ASSET MANAGEMENT, LLC

                                          By:     /s/ Mark D. Nerud
                                              ----------------------------------

                                          Name:    Mark D. Nerud
                                                --------------------------------

                                          Title:   President & CEO
                                                 -------------------------------

                                          STANDARD & POOR'S INVESTMENT
                                          ADVISORY SERVICES, INC.

                                          By:      /s/ Michael Thompson
                                              ----------------------------------

                                    `     Name:    Michael Thompson
                                                --------------------------------

                                          Title:   Managing Director
                                                 -------------------------------

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                                   PAGE 7 OF 7

                                   SCHEDULE A
                                DECEMBER 1, 2012

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                                     FUNDS
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                          JNL/S&P Managed Growth Fund
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                       JNL/S&P Managed Conservative Fund
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                      JNL/S&P Managed Moderate Growth Fund
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                         JNL/S&P Managed Moderate Fund
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                     JNL/S&P Managed Aggressive Growth Fund
--------------------------------------------------------------------------------
                       JNL/S&P Competitive Advantage Fund
--------------------------------------------------------------------------------
                     JNL/S&P Dividend Income & Growth Fund
--------------------------------------------------------------------------------
                          JNL/S&P Intrinsic Value Fund
--------------------------------------------------------------------------------
                            JNL/S&P Total Yield Fund
--------------------------------------------------------------------------------

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                                       A-1

                                   SCHEDULE B
                                DECEMBER 1, 2012
                                 (Compensation)

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                                      FUNDS
--------------------------------------------------------------------------------
Group 1:
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                           JNL/S&P Managed Growth Fund
--------------------------------------------------------------------------------
                        JNL/S&P Managed Conservative Fund
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                      JNL/S&P Managed Moderate Growth Fund
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                          JNL/S&P Managed Moderate Fund
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                     JNL/S&P Managed Aggressive Growth Fund
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ASSETS                                                              ANNUAL RATE
--------------------------------------------------------------------------------
Effective December 1, 2011:
--------------------------------------------------------------------------------
All Assets                                                             0.02%
--------------------------------------------------------------------------------
Effective December 31, 2013:
--------------------------------------------------------------------------------
$0 to $2.5 Billion                                                     0.05%
Over $2.5 Billion                                                      0.04%
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THE  ASSETS  OF THE  FUNDS  ARE  AGGREGATED  FOR  PURPOSES  OF  CALCULATING  THE
SUB-ADVISORY FEE.

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Group 2:
--------------------------------------------------------------------------------
                       JNL/S&P Competitive Advantage Fund
--------------------------------------------------------------------------------
                      JNL/S&P Dividend Income & Growth Fund
--------------------------------------------------------------------------------
                          JNL/S&P Intrinsic Value Fund
--------------------------------------------------------------------------------
                            JNL/S&P Total Yield Fund
--------------------------------------------------------------------------------

ASSETS                                                              ANNUAL RATE
--------------------------------------------------------------------------------
Effective December 1, 2011:
--------------------------------------------------------------------------------
$0 to $1Billion                                                        0.06%
Next $2 Billion                                                        0.05%
Next $1 Billion                                                        0.04%
Next $1 Billion                                                        0.03%
Over $5 Billion                                                        0.02%
--------------------------------------------------------------------------------
Effective December 31, 2012:
--------------------------------------------------------------------------------
$0 to $1Billion                                                        0.08%
Next $2 Billion                                                        0.07%
Over $3 Billion                                                        0.05%
--------------------------------------------------------------------------------

THE ASSETS OF THE FUNDS ARE AGGREGATED FOR PURPOSES OF CALCULATING THE SUB-ADVISORY FEE.

--------------------------------------------------------------------------------
                                       B-1